MasterCard Incorporated  Fourth‐Quarter and Full‐Year 2015  Financial Results Conference Call January 29, 2016

©2016 MasterCard. Proprietary Business Update Financial & Operational Overview Economic Update Business Highlights January 29, 20162

©2016 MasterCard. Proprietary 4th Quarter Selected Financial Performance 4Q 15 4Q 14 Net revenue 2,517$             2,411$           4% 9% Total operating expenses 1,410 1,393 1% 4% Operating income 1,107               1,018              9% 17% Operating margin 44.0% 42.2% 1.8   ppts 2.7          ppts Net income 890$                 801$               11% 18% Diluted EPS 0.79$               0.69$              14% 22% Effective tax rate 13.1% 20.3% FX  Adjusted YOY Growth As  Reported ($ in millions, except per share data) Note: Figures may not sum due to rounding.  January 29, 20163

©2016 MasterCard. Proprietary $641 $637 $166 $181 $476 $456 $532 $562 $183 $197 $350 $365 $0 $400 $800 $1,200 4Q 14 4Q 15  4Q 14  4Q 15  4Q 14  4Q 15 Credit Debit Worldwide 12% Growth ($ in billions) 4th Quarter Gross Dollar Volume (GDV) $1,174 $1,199 $348 $378 $825 $821 United States 8% Growth Rest of World 14% Growth Notes:  1.  Growth rates are shown in local currency 2.  Figures may not sum due to rounding January 29, 20164

©2016 MasterCard. Proprietary 4th Quarter Processed Transactions and Cards Cards 7% Growth 1,410  1,563  697  693  0 500 1,000 1,500 2,000 2,500 4Q 14 4Q 15 C a r d s   ( i n   m i l l i o n s ) MasterCard Cards Maestro Cards 2,10611,562 12,971 0 2,500 5,000 7,500 10,000 12,500 15,000 4Q 14 4Q 15 T r a n s a c t i o n s   ( i n   m i l l i o n s ) Processed Transactions 12% Growth 2,256 Note: Figures may not sum due to rounding January 29, 20165

©2016 MasterCard. Proprietary 4th Quarter Revenue ($ in millions) $1,018  $774  $1,063  $495  ($939) $2,411  $1,067  $844  $1,148  $598  ($1,140) $2,517  Domestic Assessments Cross‐Border Volume Fees Transaction Processing Fees Other Revenue Rebates and Incentives Total Net Revenue ‐$2,000 ‐$1,000 $0 $1,000 $2,000 $3,000 4Q 14 4Q 15 Note: Figures may not sum due to rounding. 5% 9% 8% 21% 21% 4%As‐reported 9%27%26%13%13%FX‐adjusted 10% Growth January 29, 20166

©2016 MasterCard. Proprietary Note:  Figures may not sum due to rounding See Appendix A for Operating Expenses Growth Non‐GAAP reconciliations 4th Quarter Operating Expenses ($ in millions) $972 $337 $84 $1,393 $998 $319 $93 $1,410 General & Administrative Advertising & Marketing Depreciation & Amortization Total Operating Expenses $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 4Q 14 4Q 15 5% (1)% 11% 4%Including Acquisitions ‐‐% FX‐adjusted Growth ‐‐% (1)% 3%Excluding Acquisitions 3% (5)% 10% 1% January 29, 20167

©2016 MasterCard. Proprietary Looking Ahead Business update through January 21st Long-Term Performance Objectives Thoughts for 2016 January 29, 20168

Appendices

©2016 MasterCard. Proprietary 1 Impact from 2014 and 2015 acquisitions 2  Impact of foreign currency translation calculated by remeasuring the prior period’s results using the current period’s exchange rates Note: Figures may not sum due to rounding Q4 2015 Growth Rate - Increase / (Decrease) As-Reported Acquisitions1 FX2 Excluding All Impacts General and administrative 3% 5% (3)% 0% Advertising and marketing (5)% —% (5)% (1)% Depreciation and amortization 10% 8% (1)% 3% Total operating expenses 1% 4% (3)% 0% APPENDIX A 4Q15 Operating Expenses Growth  Non‐GAAP Reconciliation January 29, 201610

©2016 MasterCard. Proprietary Three Months Ended December 31 Dollar Increase (Decrease) Percent Increase (Decrease) 2015 2014 2015 vs 2014 2015 vs 2014 Personnel $565 $618 $(53) (8)% Professional fees 111 112 (1) (1)% Data processing and telecommunications 107 77 30 39% Foreign exchange activity (2) (10) 8 ** Other 217 175 42 23% General and administrative expenses $998 $972 $26 3% Note: Figures may not sum due to rounding ** Not meaningful ($ in millions) APPENDIX B 4th Quarter G&A Detail January 29, 201611

©2016 MasterCard. Proprietary APPENDIX C Non‐GAAP CAGR Reconciliation 2012-2015 3-Year CAGR Net Revenue 9.5% Acquisitions2 (1.1) Foreign Currency (EUR/BRL)3 2.0 Net Revenue Non-GAAP 10.5% Note: Figures may not sum due to rounding 2012 EPS 2015 EPS 2012-2015 3-Year CAGR Diluted Earnings Per Share GAAP $2.19 $3.35 15.2% Special Items1 0.01 0.08 0.7 Acquisitions2 — 0.11 1.3 Foreign Currency (EUR/BRL)3 — 0.21 2.4 Tax Items4 (0.06) (0.13) (0.4) Diluted Earnings Per Share Non-GAAP $2.14 $3.62 19.2% 1 Impact of U.S. merchant litigation settlement of $0.01 recorded in 2012, U.S. employee pension plan termination of $0.04 and U.K. merchant litigation settlement of  $0.04 recorded in 2015, all per diluted share 2 Impact of 2014 and 2015 acquisitions 3 Impact of the euro and Brazilian real translation for current period results at 2012 exchange rates 4 Impact of taxable discrete items in 2012 and settlements with tax authorities recorded in 2015 January 29, 201612

APPENDIX D

FY2015 Proforma EPS[1]

2015 Diluted Earnings Per Share GAAP	$3.35
Significant Tax Items[2]	(0.31)
U.S. Employee Pension Plan Settlement Charge[3]	0.04
Provision for Litigation Settlement[4]	0.04
2015 Diluted Earnings Per Share Non-GAAP	$3.12

[1] Proforma EPS utilized to measure 3-year EPS target performance (2015-2018)
[2] Represents effect of discrete tax benefits and the tax impact of non-recurring repatriation benefits
[3] Represents effect of the termination of the U.S. employee pension plan
[4] Represents effect of the U.K. Merchant Litigation Settlement

Note: Figures may not sum due to rounding

13 January 29, 2016
©2016 MasterCard. Proprietary
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